This   COMMON   STOCK   PRIVATE    PLACEMENT
                           AGREEMENT (the "Agreement") has been entered into as of February 14, 2000, by and among IMMUNOMEDICS, INC., a Delaware corporation (the "Company"), and the PURCHASERS listed on Exhibit A (individually a "Purchaser" and collectively the "Purchasers").

                  This Agreement has been executed by the parties in connection with the private placement of shares of Common Stock (the "Shares") of the Company. The parties hereby agree as follows:

1.       Agreement to Subscribe; Payment; Subscription Irrevocable.
         ---------------------------------------------------------
          (a) Each Purchaser hereby subscribes for the number of Shares shown on Exhibit A next to its name at a price of $16.00 per Share payable to the Company;
          (b) Payment for the Shares shall take place no later than three business days after the execution and delivery of this Agreement (the "Closing"). The Closing will take place at the offices of Sutro & Co., Inc. (the "Placement Agent") at 11150 Santa Monica Blvd., Los Angeles, CA. At the Closing the Company will deliver to the Purchasers the Shares against payment of the aggregate purchase price by wire transfer payable to the Placement Agent on behalf of the Company pursuant to the instructions shown on Exhibit B. The Shares shall be registered in Purchasers' names, or the names of designated nominees, in such denominations as shown in Exhibit A.
          (c) Each Purchaser understands that, except as provided in this Agreement, this subscription may not be revoked by a Purchaser, and that the execution and delivery of this Agreement will not constitute an agreement between the Purchaser and the Company until this Agreement has been accepted by the Company, and then subject to the terms and conditions of this Agreement.

2.       Qualifications of Investor.
         --------------------------
          (a) Accredited Investor Status. Each Purchaser hereby represents and warrants to the Company that it is an accredited investor within the meaning of Regulation D promulgated by the Securities and Exchange Commission (the "SEC")
          (b)  Each Purchaser represents and warrants that:
               (i) It has not been formed, reformed or recapitalized for the specific purpose of purchasing the Shares;
               (ii) It has been duly  formed  and is  validly  existing  in good standing under the laws of the jurisdiction of its formation, with full power and authority to enter into the transactions contemplated by this Agreement; and
               (iii)This  Agreement  has  been  duly  and  validly   authorized,
                    executed, and delivered by it and when executed and delivered by the Company, will constitute the valid, binding and enforceable agreement of the Purchaser.

3.       Independent Investigation.
         -------------------------
          (a) Independent Investigation. Each Purchaser, in making the decision to purchase the Shares subscribed for, has relied upon independent investigation made by it and its representatives which it deems to be adequate and they have reviewed the Company's Form 10Q for the quarter ended September 30, 1999 and the pertinent parts of the Company's S-3 Registration Statement filed with the SEC on January 11, 2000.
          (b) No Governmental Recommendation or Approval. The undersigned understands that no federal or state agency has passed on or made any recommendation or endorsement of the Shares.

         THE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND THERE ARE RESTRICTIONS ON THE TRANSFERABILITY OF THE SHARES.

4.       Investment Representations.
         --------------------------
          (a) Shares Not Registered; Indefinite Holding. Each Purchaser has been advised by the Company, and understands, that it must bear the economic risk of an investment in the Shares for an indefinite period of time because the Shares have not yet been registered under the Securities Act. Therefore, the Shares must be held by the Purchaser until they are subsequently registered under the Securities Act or an exemption from such registration is available for the transfer of the Shares.
          (b) Purchase for own Account. Each Purchaser represents that the Shares are being acquired solely for its own account for investment and not with a view toward, or for resale in connection with, any "distribution" (as that term is used in the Securities Act and its Rules and Regulations) of any Shares.
          (c) No Disposition of Shares Without Securities Law Compliance. Each Purchaser agrees not to subdivide the Shares or to offer, sell, pledge, hypothecate or otherwise transfer or dispose of any of the Shares in the absence of an effective registration statement under the Securities Act covering such disposition, or an opinion of counsel, satisfactory to the Company and its counsel, to the effect that registration under the Securities Act is not required in respect of such transfer or disposition.
          (d) Stop-Transfer and Legends on Certificates. Each Purchaser further understands that a stop-transfer order will be placed on the stock-transfer books of the Company respecting the certificates evidencing the Shares, and such certificates shall bear, until such time as the Shares shall have been registered under the Securities Act or shall have been transferred in accordance with such an opinion of counsel, the following legend (or one substantially similar).

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT, OR AN AVAILABLE EXEMPTION THEREUNDER.

               plus any legend that may be required under any applicable state law.

          (e) "Private Offering" Exemption; Reliance on Representations. The undersigned understands that the offer and sale of the Shares are not being registered under the Securities Act in reliance on the so-called "private offering" exemption provided by Section 4(2) of the Securities Act and/or Regulation D promulgated pursuant to the Securities Act, and that the Company is basing its reliance on that exemption in part on the representations, warranties, statements and agreements contained in this Agreement.

5.       Indemnification.
         ----------------
         Each Purchaser agrees to indemnify and hold the Company, its officers, directors and stockholders or any other person who may be deemed to control the Company harmless from any loss, liability, claim, damage or expense, arising out of the inaccuracy of any of the above representations, warranties or statements or the breach of any of the agreements contained in this Agreement, and this indemnification shall survive the purchase and sale of the Shares.

6.       Conditions to the Company's Obligation to Sell.
         ----------------------------------------------
         Each Purchaser understands that the Company's obligation to sell the Shares is conditioned upon:

          (a) the receipt and acceptance by the Company of a fully executed Agreement for all of the Shares to be purchased in the particular offering (i.e., either the initial offering of a minimum of 1.5 million Shares or any subsequent offerings of up to an aggregate of an additional 500,000 Shares); and
          (b) No injunction, order, investigation, claim, action or proceeding before any court or governmental body shall be pending or threatened wherein an unfavorable judgment, decree or order would restrain, impair or prevent the carrying out of this Agreement or any of the transactions contemplated thereby, declare unlawful the transactions contemplated by this Agreement or cause any such transaction to be rescinded.

7.       Conditions to Purchasers' Obligation to Purchase.
         ------------------------------------------------
         Purchasers' obligation to purchase the Stock in accordance with the terms of this Agreement is conditioned upon:

          (a) Purchasers shall have received from STARR, GERN, DAVISON & RUBIN, counsel for the Company, its opinion dated the Closing Date in the form of Exhibit C; and
          (b) All of the representations and warranties of the Company contained in this Agreement shall be true and correct at and as of the Closing Date; and
          (c) No injunction, order, investigation, claim, action or proceeding before any court or governmental body shall be pending or threatened wherein an unfavorable judgment, decree or order would restrain, impair or prevent the carrying out of this Agreement or any of the contemplated transactions, declare unlawful the transactions contemplated by this Agreement or cause any such transaction to be rescinded;
          (d)  The Company shall have delivered to Purchasers the following:
               (i)  a  certificate  of the  Secretary of the Company,  dated the
                    Closing Date, as to the continued and valid existence of the Company, certifying the attached copy of the By-laws of the Company, the authorization of the execution, delivery and performance of this Agreement, and the resolutions adopted by the Board of Directors of the Company authorizing the actions to be taken by the Company under this Agreement;

               (ii) a  certificate  of the  Secretary  of State of the  State of
                    Delaware, dated a recent date, to the effect that the Company is in good standing in the State of Delaware and that all annual reports, if any, have been filed as required and, if readily available that all franchise taxes and fees have been paid in connection therewith;
               (iii)a certified copy of the Certificate of  Incorporation of the
                    Company as filed with the Secretary of State of the State of Delaware, including any amendments thereto; and
          (e) The Company shall have received from these certain Purchasers pursuant to an Agreement dated as of December 15, 1999 between those Purchasers and the Company, their written consent to the filing of the Shelf Registration Statement described in Section 10 below.

8.       Representations and Warranties of the Company.
         ---------------------------------------------
         The representations and warranties of the Company in this Agreement are subject to and qualified by the disclosures made in the Company's most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as filed with the SEC (the "SEC Documents"). The Company hereby represents and warrants to each Purchaser as of the Closing as follows:

          (a) Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is eligible to be treated as a C corporation under the Internal Revenue Code of 1986, as amended (the "Code"). The Company has all requisite corporate power and authority, and holds all licenses, permits and other required authorizations from governmental authorities, necessary to conduct its business as now being conducted or proposed to be conducted and to own or lease the properties and assets now owned or held under license or lease. The Company is duly qualified or licensed and in good standing as a foreign corporation in each jurisdiction wherein the character of its properties or the nature of the activities conducted by it makes such qualification or licensing necessary, except where the failure to so qualify would not have a material adverse effect on the Company.
          (b) Capitalization. As of January 11, 2000, the Company's authorized capitalization consists of 70,000,000 shares of Common Stock, of which 43,655,709 shares are issued and outstanding, and
               10,000,000 shares of preferred stock, par value $.01 per share (of which 595.5 shares are designated as Series F Convertible Preferred Stock but none of which are issued and outstanding). 15,022,288 shares of Common Stock are reserved for issuance upon the conversion or exercise of convertible securities, options, warrants or other rights to purchase Common Stock outstanding as of the Closing Date. All outstanding securities of the Company are validly issued, fully paid and nonassessable. No stockholder of the Company is entitled to any preemptive rights with respect to the purchase or sale of any securities by the Company. There are no outstanding options, warrants or other rights, commitments or arrangements, written or oral, to purchase or otherwise acquire any authorized but unissued shares of capital stock of the Company or any security directly or indirectly convertible into or exchangeable for any capital stock of the Company or under which any such option, warrant or convertible security may be issued in the future except otherwise as set forth on Schedule 8(b). There are no voting trusts or agreements, stockholders' agreements, pledge agreements, buy-sell, rights of first offer, negotiation or refusal or proxies or similar arrangements relating to any securities of the Company to which the Company is a party, and to the best knowledge of the Company after due inquiry there are no other such trusts, agreement, rights, proxies or similar arrangements. Except as otherwise set forth on
               Schedule 8(b) or as contemplated by this Agreement, none of the shares of capital stock of the Company is reserved for any purpose, and the Company is neither subject to any obligation (contingent or otherwise), nor has any option to repurchase or otherwise acquire or retire any shares of its capital stock. (c) Due Authorization, Valid Issuance, Etc. The Shares to be purchased on the Closing Date have been duly authorized and, when issued in accordance with this Agreement upon the Closing Date, will be validly issued, fully paid and non-assessable and will be free and clear of all liens imposed by or through the Company, subject only to restrictions set forth herein, as applicable, or applicable federal and state securities laws. The issuance, sale and delivery of such Shares, will not be subject to any preemptive right of stockholders of the Company or to any right of first refusal or other right in favor of any person or entity except for provisions which have been waived or satisfied and as set forth on Schedule 8(c).
          (d) Subsidiaries. The Company has no wholly or partially owned Subsidiaries and does not control, directly or indirectly, any other corporation, business trust, firm, partnership, association, joint venture, entity or organization. Except as set forth on Schedule 8(d), the Company does not own any shares of stock, partnership interest, joint venture interest or any other security, equity or interest in any other corporation or other Person.
          (e) Company Power. The Company has the full corporate power and authority to execute, deliver and enter into this Agreement and to perform its obligations, and the execution, delivery and performance of this Agreement and all other contemplated transactions have been duly authorized by the Company. This Agreement constitutes a legal, valid and binding obligation of the Company, which is not in contravention of any other agreements of the Company, and this Agreement is enforceable in accordance with its terms except as such enforceability may be limited by (a) bankruptcy, insolvency, moratorium and similar laws affecting creditors' rights generally and (b) the availability of remedies under general equitable principles.
          (f) No Material Adverse Change. Since September 30, 1999, except as disclosed on Schedule 8(f) there has not at any time been (a) any material adverse change in the business, financial condition, operating results, business prospects, employee relations or customer relations of the Company, or (b) other adverse changes, which in the aggregate have been materially adverse to the Company. Except as set forth on Schedule 8(f), no event or circumstance has occurred or exists with respect to the Company or its business, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.
          (g) Disclosure. Neither this Agreement nor any of the schedules, exhibits, written statements, documents or certificates prepared or supplied by the Company with respect to the transactions contemplated by this Agreement, nor any document filed with the Securities and Exchange Commission after January 1, 1999 contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein not misleading in light of the circumstances under which made. Except for general factors that are common in the market and industry of the Company, there exists no fact or circumstance which, to the best knowledge of the Company after due inquiry, materially adversely affects, or which could reasonably be anticipated to have a material adverse effect on, the existing or expected financial condition, operating results, assets, customer relations, employee relations or business prospects of the Company.
          (h) Absence of Certain Developments. Except as contemplated by this Agreement, and except as set forth on Schedule 8(h) since September 30, 1999 the Company has not, nor will have prior to the Closing Date: (i) issued any securities (other than as permitted or contemplated by this Agreement); (ii) borrowed any amount or incurred or became subject to any liabilities (absolute or contingent) which involve $50,000 or more, other than liabilities incurred in the ordinary course of business and liabilities under contracts entered into in the ordinary course of business; (iii) discharged or satisfied any lien, adverse claim or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business; (iv) declared or made any payment or distribution of cash or other property to the stockholders of the Company with respect to the Common Stock or purchased or redeemed any shares of Common Stock; (v) mortgaged, pledged or subjected to any lien, adverse claim, charge or any other encumbrance, any of its properties or assets, except for liens for taxes not yet due and payable; (vi) sold, assigned or transferred any of its assets, tangible or intangible, except in the ordinary course of business and in an amount less than $50,000, or disclosed to any person, firm or entity not subject to a confidentiality obligation with the Company any proprietary confidential information; (vii) suffered any extraordinary losses or waived any rights of material value; (viii) made any change in the nature or operations of the business of the Company; or (ix) resolved or entered into any agreement or understanding with respect to any of the foregoing.
          (i) Properties. The Company has good and marketable title to all of the real property and good title to all of the personal property and assets it purports to own as set forth in the Financial Statements, whether such property is real or personal, free and clear of all liens, adverse claims, charges, encumbrances or restrictions of any nature whatsoever, except (a) such as are reflected on Schedule 8(i), (b) for receivables and charges collected in the ordinary course of business and (c) immaterial exceptions of a routine and customary nature. The Company owns or leases all such properties as are necessary to its operations as now conducted and as presently proposed to be conducted and all such properties are, in all material respects, in good operating condition and repair.

          (j) Taxes. Except as set forth on Schedule 8(j), the Company has timely filed all federal, state, local and foreign tax returns and reports required to be filed, and all taxes, fees, assessments and governmental charges of any nature shown by such returns and reports to be due and payable have been timely paid except for those amounts being contested in good faith and for which appropriate amounts have been reserved in accordance with generally accepted accounting principles. There is no tax deficiency that has been, or, to the best knowledge of the Company after due inquiry might be, asserted against the Company that would adversely affect the business or operations, or proposed business or operations, of the Company. All such tax returns and reports were prepared in accordance with the relevant rules and regulations of each taxing authority having jurisdiction over the Company and are true and correct. The Company has neither given nor been requested to give any waiver of any statute of limitations relating to the payment of federal, state, local or foreign taxes. The Company has not been, nor is it now being, audited by any federal, state, local or foreign tax authorities. The Company has made all required deposits for taxes applicable to the current tax year. The Company is not, and has never been, a member of any Affiliated group within the meaning of Section 1504 of the Internal Revenue Code, as in effect from time to time.
          (k) Litigation. Except as set forth on Schedule 8(k), there are no actions, suits, proceedings, orders, investigations or claims pending or, to the best knowledge of the Company after due inquiry, threatened against or affecting the Company, at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality; there are no arbitration proceedings pending under collective bargaining agreements or otherwise; and, to the best knowledge of the Company after due inquiry, there is no basis for any of the foregoing.
          (l) Compliance with Law. The Company has complied in all material respects with all applicable statutes and regulations of the United States and of all states, municipalities and applicable agencies and foreign jurisdictions or bodies in respect of the conduct of its business and operations.
          (m) Trademarks and Patents. Each trademark, trade name, patent and copyright (and application therefor) owned by the Company is not subject to any license, royalty arrangement, option or dispute and is free and clear of all liens. To the best knowledge of the Company after due inquiry, none of the trademarks, trade names, patents or copyrights used by the Company in connection with its business infringes any trademark, trade name, patent or copyright of others in the United States or in any other country, in any way which adversely affects or which in the future may adversely affect the business or operations of the Company. No stockholder, officer or director of the Company or any other person owns or has any interest in any trademark, trade name, service mark, patent, copyright or application therefor, or trade secret, licenses, invention, information or proprietary right or process, if any, used by the Company in connection with its business. The Company has no notice or knowledge of any objection or claim being asserted by any person with respect to the ownership, validity enforceability or use of any such trademarks, trade names, patents and copyrights (and applications therefor) or challenging or questioning the validity or effectiveness of any license relating thereto. There are no unresolved conflicts with, or pending claims of, any other person, whether in litigation or otherwise, involving the trademarks, trade names, patents and copyrights (and applications therefor), and there are no liens, encumbrances, adverse claims, or rights of any other person which would prevent the Company from fulfilling its obligations under this Agreement. To the best knowledge of the Company after due inquiry, the business of the Company, as presently conducted and as proposed to be conducted does not and will not cause the Company to violate any trademark, trade name, patent, copyright, trade secret, license or proprietary interest of any other person or entity, in any way which adversely affects or which in the future may adversely affect the business or operations of the Company.
          (n) Insurance. Each insurance policy maintained by the Company with respect to its properties, assets and business is in full force and effect; and the Company is not in default with respect to its obligations under any of such insurance policies. Such insurance coverage is in amounts not less than is customarily maintained by corporations engaged in the same or similar business and similarly situated, including, without limitation, insurance against loss, damage, fire, theft, public liability and other risks. The activities and operations of the Company have been conducted in a manner so as to conform to all applicable provisions of these insurance policies and the Company has not taken or failed to take any action which would cause any such insurance policy to lapse.
          (o) Agreements. Except as set forth on Schedule 8(o), the Company is not party to nor bound by any agreement or commitment, written or oral, which obligates the Company to make payments to any person, or which obligates any person to make payments to the Company, in the case of each such agreement in an amount exceeding $50,000, or which is otherwise material to the conduct and operation of the business or proposed business of the Company or any of its properties or assets, including, without limitation, all shareholder, employment, non-competition and consulting agreements and employee benefit plans and arrangements and collective bargaining agreements to which the Company is a party or by which it is bound. All such agreements are legal, valid and binding obligations of the Company, in full force and effect, and enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by (a) bankruptcy, insolvency, moratorium, and similar laws affecting creditors rights generally and (b) the availability of remedies under general equitable principles. The Company has performed all obligations required to be performed by it, and is not in default, or in receipt of any claim, under any such agreement or commitment, and the Company has no present expectation or intention of not fully performing all of such obligations, nor does the Company have any knowledge of any breach or anticipated breach by the other parties to any such agreement or commitment. The Company is not party to any contract, agreement, instrument or understanding which materially adversely affects the business, properties, prospects, operations, assets or condition (financial or otherwise) of the Company.

          (p) Undisclosed Liabilities. Except as set forth on Schedule 8(p), the Company has no obligation or liability (whether accrued, absolute, contingent, unliquidated, or otherwise, whether due or to become due, except that, as to contingent liabilities, such reference is only as to matters which are reasonably possible of assertion and, which if asserted, could reasonably result in material liability) of which the Company knows or has reason to know exists arising out of transactions entered into at or included on the September 30, 1999 balance sheet included in the Financial Statements prior to the Closing Date, or any action or inaction at or prior to the Closing Date, or any state of facts existing at or prior to the Closing Date, except (i) liabilities in an amount less than $50,000 incurred in the ordinary course of business (none of which is a liability for breach of contract, breach of warranty, torts, infringements, claims or lawsuits); or
               (ii) liabilities or obligations disclosed in the schedules to this Agreement.
          (q) Employees; Conflicting Agreements. (i) The Company has caused all present members of management and all professional employees of and consultants and advisors to the Company, including all employees and consultants and advisors involved in research and development, and will cause all such persons in the future, to be subject to agreements with respect to (a) nondisclosure of confidential information, (b) assignment of patents, trademarks, copyrights and proprietary rights to the Company and (c)
               disclosure to the Company of inventions in form and substance satisfactory to the Purchasers. (ii) To the best knowledge of the Company after due inquiry, no stockholder, director, officer or key employee of the Company is a party to or bound by any agreement, contract or commitment, or subject to any restrictions in connection with any previous or current employment of any such person (other than agreements with respect to the Company), which adversely affects, or which in the future may adversely affect, the business or the proposed business of the Company or the rights of any of the Purchasers under this Agreement, including, without limitation, in respect of Purchasers rights as a holder of the Common Shares and the shares of Common Stock issuable in connection therewith.
          (r) Compliance with Securities Laws. (i) Assuming the accuracy and truth of each of Purchasers representations set forth in Section 2, all securities of the Company heretofore sold and issued were sold and issued, and the Common Shares were offered and will be sold and issued, in compliance with all applicable federal, state and foreign securities laws. Neither the Company, nor any of its Affiliates, nor, to its best knowledge after due inquiry, any person or entity acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Common Shares under the Securities Act of 1933, as amended (the "Securities Act") or for the offering of the same to be integrated with any other offering of securities; (ii) The Company has not directly or indirectly purchased or redeemed any shares of Common Stock during the 30 days preceding the Closing Date.
          (s)  Environmental Matters.
               (i) The Company, and all properties owned, operated or leased by the Company, have obtained and currently maintain all environmental permits required for their business and operations and are in compliance with all such environmental permits. There are no legal proceedings pending nor, to the best knowledge of the Company after due inquiry, threatened to modify or revoke any such environmental permits. Neither the Company, nor any property owned, operated or leased by the Company, has received any notice from any source that there is lacking any environmental permit required for the current use or operation of the business of the Company, or any property owned, operated or leased by the Company.
               (ii) All real property owned,  operated or leased by the Company, and, to the best knowledge of the Company after due inquiry, all property adjacent to such properties, are free from contamination by any hazardous material; and the Company is not subject to environmental costs and liabilities with respect to hazardous materials, and no facts or circumstances exist which could give rise to environmental costs and liabilities with respect to hazardous materials.
               (iii)There is not now, nor has there been in the past, on, in, or under any real property owned, leased, or operated by the Company, or by any of their respective predecessors (a) any asbestos-containing materials, (b) any underground storage tanks, (c) above-ground storage tanks, (d) impoundments, (e) poly-chlorinated biphenyls or (f) radioactive substances
               (iv) The Company, and all properties owned, operated or leased by the Company, comply with all environmental laws
               (v) Neither the Company, nor any property owned, leased or operated by the Company, has received or been issued any written request for information, or has been notified that it is a potentially responsible party under the environmental laws with respect to any on-site or off-site for which environmental costs and liabilities are asserted.
          t. No Brokers. Except for the Placement Agreement, no finder, broker, agent or other intermediary has acted on behalf of the
               Company in connection with the offering of the Shares, the execution of this Agreement or the consummation of any of the transactions contemplated by this Agreement.
          u. Transactions with Affiliates. Except as previously disclosed in the Company's SEC filings and in the Company's Proxy Statement, no director, officer, employee, consultant or agent of the Company, or member of the family of any such person or any corporation, partnership, trust or other entity in which any such person, or any member of the family of any such person, has a substantial interest in or is an officer, director, trustee, partner or holder of more than 5% of the outstanding capital stock thereof, is a party to any transaction with the Company, including any contract, agreement or other arrangement providing for the employment of, furnishing of services by or requiring payments to any such person or firm.
          v. Financial Statements. The financial statements of the Company and the related notes contained in the documents that the Company was required to file under the Securities and Exchange Act of 1934, as amended, during the 12 months preceding the date of this Agreement ("Exchange Act Documents") present fairly, in accordance with generally accepted accounting principles, the financial position of the Company as of the dates indicated, and the results of its operations and cash flows for the periods therein specified. Such financial statements (including the related notes) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods therein specified, except as may be disclosed in the SEC Documents.

          w. Accountants. The auditing firm which the Company expects will express their opinion with respect to the financial statements to be incorporated by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1999 into the Registration Statement (as defined below) and the Prospectus which forms a part thereof, are and shall be independent accountants as required by the Securities Act and the rules and regulations promulgated thereunder (the "Rules and Regulations").
          x. Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Shares to be sold to the Purchaser hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.
          y. Investment Company. The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for an investment company, within the meaning of the Investment Company Act of 1940, as amended.
          z. Offering Materials. Other than the SEC Documents and the Private Placement Memorandum dated the date hereof (the "Offering Materials"), the Company has not distributed and will not distribute prior to the Closing Date any offering material in connection with the offering and sale of the Shares. The Company has not in the past nor will it hereafter take any action independent of the Placement Agent to sell, offer for sale or solicit offers to buy any securities of the Company which would bring the offer, issuance or sale of the Shares, as contemplated by this Agreement, within the provisions of Section 5 of the Securities Act, unless such offer, issuance or sale was or shall be within the exemptions of Section 4 of the Securities Act.


9.       Covenants of the Company.
         ------------------------
         The Company covenants and agrees with the Purchasers as follows:

          (a) Restrictive Legend. (1) The Purchasers acknowledge and agree that until such time as the shares have been registered for resale under the 1933 Act as contemplated by Section 10 below, the certificates for the Shares will bear a restrictive legend as described in Section 4(d) of this Agreement. (2) Once the Shelf Registration Statement provided in Section 10 has been declared effective, thereafter (i) upon request of a Purchaser the Company will promptly (but in no event later than three Trading Days after receipt of such Purchaser's legended certificates by the Company) substitute certificates without restrictive legend for certificates for any Shares issued prior to the dates such Shelf Registration Statement is declared effective by the SEC which bear such restrictive legend and remove any stop-transfer restriction relating thereto and (ii) the Company shall not place any restrictive legend on certificates for any Shares issued or impose any stop-transfer restriction thereon.

          (b) Form D. The Company agrees to file a Form D with respect to the Shares as required under Regulation D and to provide a copy thereof to Purchaser promptly after such filing. Each Purchaser agrees to cooperate with the Company in connection with such filing and, upon request of the Company, to provide all information relating to such Purchaser reasonably required for such filing.
          (c) Use of Proceeds. The proceeds of sale of the Shares will be used for continuing research and development for its existing product line future clinical trials and for general working capital purposes and in the operation of the Company's business.

10.      Registration of Shares.
         ----------------------
          (a) Not later than 10 business days after the Closing Date, the Company will file with the SEC a shelf registration statement (the "Shelf Registration Statement") with respect to the resale of the Common Shares beneficially owned by Purchasers following the Closing (the "Registrable Securities"). The Company will use its best efforts to, within 120 days after the date of such filing, effect the registrations, qualifications or compliance (including, without limitation, the execution of any required undertaking to file post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with applicable securities laws, requirements or regulations) as may be reasonably requested and as would permit or facilitate the sale and distribution of all Registrable Securities until the distribution is complete; provided that the Company shall not be obligated to maintain the effectiveness of the Shelf Registration Statement (and any related qualifications and compliance) following such time as the Company shall deliver an opinion of counsel reasonably satisfactory to the holders of Registrable Securities (such holders are referred to as the "Holders') and in form and substance satisfactory to each Holder that (i) such Holders may sell in a single transaction all Registrable Securities then held or issuable to such Holder on a registered securities exchange or NASDAQ market under an applicable exemption from the registration requirements of the Securities Act and all other applicable securities laws and (ii) all transfer restrictions and restrictive legends with respect to such Registrable Securities will be removed upon the consummation of such sale.
          (b) Registration Procedures. In connection with the registration of any Registrable Securities under the Securities Act as provided in this Section 10, the Company will use its best efforts, as expeditiously as possible:
               (i) To prepare and file with the SEC the Shelf Registration Statement with respect to such Registrable Securities and use its best efforts to cause such Shelf Registration Statement to become effective as expeditiously as possible;
               (ii) To  prepare  and  file  with  the SEC  such  amendments  and supplements to such Shelf Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Shelf Registration Statement effective until the disposition of all securities in accordance with the intended methods of disposition by the seller or sellers set forth in such Shelf Registration Statement shall be completed, and to comply with the provisions of the Securities Act (to the extent applicable to the Company) with respect to such dispositions;

               (iii)To furnish  to each  seller of such  Registrable  Securities such number of copies of such Shelf  Registration  Statement and of each  such  amendment  and  supplement  (in each case including  all  exhibits),  such  number  of  copies  of the prospectus  included  in such Shelf  Registration  Statement
                    (including each preliminary prospectus),  in conformity with the  requirements  of the  Securities  Act,  and such  other documents,  as such seller may reasonably  request, in order to facilitate the disposition of the Registrable  Securities owned by such seller;
               (iv) To  use  its  best  efforts  to  register  or  qualify  such
                    Registrable  Securities  covered by such Shelf  Registration
                    Statement  under such other  securities  or blue sky laws of such jurisdictions as any seller reasonably requests, and do any and all other  acts and things  which may be  reasonably necessary or  advisable to enable such seller to  consummate the  disposition in such  jurisdictions  of the  Registrable
                    Securities  owned by such  seller,  except  that the Company will  not  for any  such  purpose  be  required  to  qualify generally  to do  business as a foreign  corporation  in any jurisdiction  wherein it would not, but for the requirements of this Section 10 be obligated to be qualified,  to subject itself to taxation in any such  jurisdiction,  or to consent to general service of process in any such jurisdiction;
               (v)  To  provide  a  transfer  agent and  registrar  for all such
                    Registrable  Securities  covered by such Shelf  Registration
                    Statement  not later than the  effective  date of such Shelf
                    Registration Statement;
               (vi) To notify each seller of such Registrable  Securities at any time when a  prospectus  relating  thereto is required to be delivered  under the Securities Act, of the happening of any event as a result of which the  prospectus  included in such
                    Shelf Registration Statement contains an untrue statement of a  material  fact or omits  any fact  necessary  to make the statements  therein not  misleading,  and, at the request of any such seller,  the Company  will prepare a supplement  or
                    amendment  to  such   prospectus   so  that,  as  thereafter
                    delivered to the purchasers of such Registrable  Securities, such  prospectus  will not contain an untrue  statement of a material  fact or omit to state any fact  necessary  to make the statements therein not misleading.  The Purchasers agree to suspend,  upon request of the Company, any disposition of
                    Registrable   Securities   pursuant   to  the   Registration
                    Statement  contemplated  hereby  during any  period,  not to exceed one 30-day period per  circumstance  or  development.
                    (vii) To use its best efforts to cause all such  Registrable
                    Securities  to be  listed  on each  securities  exchange  or automated  over-the-counter  trading system on which similar securities issued by the Company are then listed;
               (viii) To enter into such customary agreements (including, in the
                    event   Purchasers   elect  to  engage  an   underwriter  in
                    connection  with  the  Shelf  Registration   Statement,   an
                    underwriting   agreement   containing  customary  terms  and
                    conditions)  and take all such other  actions as  reasonably required in order to expedite or facilitate the  disposition of such Registrable Securities; and
               (ix) To  make   available   for   inspection  by  any  seller  of
                    Registrable  Securities,  all financial  and other  records,
                    pertinent   corporation  documents  and  properties  of  the
                    Company,  and cause the  Company's  officers,  directors and employees to supply all information  reasonably requested by any such seller in  connection  with the Shelf  Registration
                    Statement.
               (x)  With  a view  to  making  available  to  the  Purchaser  the benefits of Rule 144 (or its  successor  rule) and any other rule or  regulation  of the SEC that may at any time  permit
                    the   Investor  to  sell   Shares  to  the  public   without
                    registration,  the Company covenants and agrees to: (i) make and keep public  information  available,  as those terms are understood  and defined in Rule 144;  (ii) file with the SEC in a timely manner all reports and other documents  required of the  Company  under  the  Securities  Act and  under  the
                    Exchange  Act;  and  (iii)  furnish  to the  Purchaser  upon request,  as long as the  Purchaser  owns  at  least  25,000
                    Shares,  (A) a written  statement by the Company that it has complied with the reporting  requirements  of the Securities
                    Act and the Exchange Act, (B) a copy of the  Company's  most recent  Annual  Report on Form 10-K or  Quarterly  Report on
                    Form  10-Q,  and  (C)  such  other  information  as  may  be reasonably  requested in order to avail the Purchaser of any rule or  regulation  of the SEC that  permits the selling of any such Shares without registration.
          (c) Registration and Selling Expenses. All expenses incurred by the Company in connection with the Company's performance of or compliance with this Section 10, including, without limitation
               (i) all registration and filing fees (including all expenses incident to filing with the National Association of Securities Dealers, Inc.), (ii) blue sky fees and expenses, (iii) all necessary printing and duplicating expenses, and (iv) all fees and disbursements of counsel and accountants retained by the Company (including the expenses of any audit of financial statements) (all such expenses being called "Registration Expenses"), will be paid by the Company.
          (d) The Company will, in any event, in connection with any registration statement, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal, accounting or other duties in connection therewith and expenses of audits of year-end financial statements), the expense of liability insurance and the expenses and fees for listing the securities to be registered on one or more securities exchanges or automated over-the-counter trading systems on which similar securities issued by the Company are then listed.
          (e) Nothing in this Agreement shall be construed to prevent any Holder or Holders of Registrable Securities from retaining such counsel as they shall choose at their own expense.

11.      Indemnification.
         ---------------
          (a) The Company shall indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers, trustees and directors, if any, and each person, if any, who controls such Holder within the meaning of the Securities Act, against all losses, claims, damages, liabilities and expenses (under the Securities Act or common law or otherwise) caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus (and as amended or supplemented if the Company has furnished any amendments or supplements) or any preliminary prospectus, which registration statement, prospectus or preliminary prospectus shall be prepared in connection with the contemplated registration, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any untrue statement or alleged untrue statement contained in or by any omission or alleged omission from information furnished in writing by such holder to the Company in connection with the contemplated registration provided the Company will not be liable pursuant to this Section 10 if such losses, claims, damages, liabilities or expenses have been caused by any selling security holder's failure to deliver a copy of the registration statement or prospectus, or any amendments or supplements.
          (b) In connection with any registration statement in which a Holder is participating, each such Holder shall furnish to the Company in writing such information as is reasonably requested by the Company for use in any such registration statement or prospectus and shall severally, but not jointly, indemnify, to the extent permitted by law, the Company, its directors and officers and each person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages, liabilities and expenses resulting from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the registration statement or prospectus or any amendment or supplement or necessary to make the statements therein not misleading, but only to the extent such losses, claims, damages, liabilities or expenses are caused by an untrue statement or alleged untrue statement contained in or by an omission or alleged omission from information so furnished in writing by such Holder in connection with the contemplated registration. If the offering pursuant to any such registration is made through underwriters, each such Holder agrees to enter into an underwriting agreement in customary form with such underwriters and to indemnify such underwriters, their officers and directors, if any, and each person who controls such underwriters within the meaning of the Securities Act to the same extent as provided with respect to indemnification by such Holder of the Company. Notwithstanding the foregoing or any other provision of this Agreement, in no event shall a Holder be liable for any losses, claims, damages, liabilities or expenses in excess of the net proceeds received by such Holder in the offering.
          (c) Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding, such indemnified party will, if a claim is made against the indemnifying party under such Section, notify the indemnifying party in writing of the commencement; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under such Section. In case any such action or proceeding is brought against any indemnified party, and it notifies the indemnifying party of the commencement, the indemnifying party will be entitled to participate, and, to the extent that it wishes, jointly with any other indemnifying party similarly notified, to assume the defense, with counsel approved by such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense, the indemnifying party will not be liable to such indemnified party under such Section for any legal or any other expenses subsequently incurred by such indemnified party in connection with the defense (other than reasonable costs of investigation) unless incurred at the written request of the indemnifying party. Notwithstanding the above, the indemnified party will have the right to employ counsel of its own choice in any such action or proceeding if the indemnified party has reasonably concluded that there may be defenses available to it which are different from or additional to those of the indemnifying party, or counsel to the indemnified party is of the opinion that it would not be desirable for the same counsel to represent both the indemnifying party and the indemnified party because such representation might result in a conflict of interest (in either of which cases the indemnifying party will not have the right to assume the defense of any such action or proceeding on behalf of the indemnified party or parties and such legal and other expenses will be borne by the indemnifying party). An indemnifying party will not be liable to any indemnified party for any settlement of any such action or proceeding effected without the consent of such indemnifying party.
          (d) If the indemnification provided for in this Section 11 is unavailable under applicable law to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the Holders on the other in connection with the statements or omissions which resulted in such losses, claims, damages, or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Holders on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or by the Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include, subject to the limitations set forth in this Section 11, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. Notwithstanding the foregoing or any other provision of this Agreement, in no event shall a Holder be required to contribute any amount in excess of the net proceeds received by such Holder in the offering less any amount paid by such Holder pursuant to any other provision of this Section 11. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.
          (e) Promptly after receipt by the Company or any Holder of notice of the commencement of any action or proceeding, such party will, if a claim for contribution is to be made against another party (the "contributing party"), notify the contributing party of the commencement; but the omission so to notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution under this Agreement. In case any such action, suit, or proceeding is brought against any party, and such party notifies a contributing party of the commencement, the contributing party will be entitled to participate with the notifying party and any other contributing party similarly notified.

12.      Company Indemnities.
         -------------------
         The Company agrees to indemnify, defend and hold Purchasers and their officers, trustees, directors, partners, employees, consultants and agents (the "Purchasers' Indemnitees") harmless from and against any damages or third-party claims incurred or suffered by any of Purchasers' Indemnitees as a result of or arising out of or in connection with the Company's breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement and such indemnity shall survive the execution and delivery of this Agreement. The applicable Purchasers' Indemnities will promptly notify the Company of any potential indemnification claim upon discovery of the facts supporting the potential claim and, if such indemnification is based on a third-party claim, allow the Company to defend, manage and resolve the matter at the Company's cost and with the indemnities' reasonable cooperation.

13.      Amendments and Waivers.
         ----------------------
         This Agreement and it's exhibits and schedules set forth the entire agreement and understanding among the parties as to the subject matter and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them. This Agreement may be amended only by mutual written agreement of the Company and the Purchasers, and the Company may omit to take any action required to be performed by it, and any breach of any covenant, agreement, warranty or representation may be waived, only if the Company has obtained the written consent or waiver of a majority in interest of the Purchasers. No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

14.      Successors and Assigns.
         ----------------------
         This Agreement shall be binding upon and inure to the benefit of the Company and it's permitted successors and assigns and Purchasers and their successors and assigns. The provisions which are for Purchasers' benefit as purchasers or holders of the Common Shares are also for the benefit of, and enforceable by, any subsequent holder of such Common Shares.

15.      Notices.
         -------
         All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given personally or when mailed by certified or registered mail, return receipt requested and postage prepaid, and addressed to the addresses of the respective parties set forth below or to such changed addresses as such parties may have fixed by notice; provided, however, that any notice of change of address shall be effective only upon receipt:

                           If to the Company:
                           Immunomedics, Inc.
                           300 American Road
                           Morris Plains, New Jersey 07950
                           Attn: Dr. David M. Goldenberg

         With a Copy to:

         Starr, Gern,  Davison & Rubin, 103 Eisenhower  Parkway,  Roseland,  NJ
         07068

         If to the Purchasers:
         At the addresses shown on Exhibit A with a copy to Sutro & Co., Inc.

16.      Governing Law; Consent to Jurisdiction.
         --------------------------------------
         The validity, performance, construction and effect of this Agreement shall be governed by those laws of the State of New Jersey. The parties irrevocably consent to the jurisdiction of the courts of the State of New Jersey and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Agreement, any document or instrument delivered pursuant to, in connection with or simultaneously with this Agreement, or a breach of this Agreement or any such document or instrument.

17.      Counterparts.
         ------------
         This Agreement may be executed in any number of counterparts and, notwithstanding that any of the parties did not execute the same counterpart, each of such counterparts shall, for all purposes, be deemed an original, and all such counterparts shall constitute one and the same instrument binding on all of the parties.

18.      Headings.
         --------
         The headings of the Sections are inserted as a matter of convenience and for reference only and in no way define, limit or describe the scope of this Agreement or the meaning of any provision.

19.      Severability.
         ------------
         In the event that any provision of this Agreement or the application of any provision is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected except to the extent necessary to delete such illegal, invalid or unenforceable provision unless the provision held invalid shall substantially impair the benefit of the remaining portion of this Agreement.

20.      Governing Law.
         -------------
         This Agreement shall be governed by and interpreted in accordance with the laws of the State of New Jersey.

21.      Exculpation Among Purchasers.
         ----------------------------
         Each Purchaser acknowledges and agrees that it is not relying upon any other Purchaser, or any officer, director, employee partner or affiliate of any such other Purchaser, in making its investment or decision to invest in the Company or in monitoring such investment. Each Purchaser agrees that no Purchaser nor any controlling person, officer, director, stockholder, partner, agent or employee of any Purchaser shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them relating to or in connection with the Company or the Shares, or both.

22.      Actions by Purchasers.
         ---------------------
         Any actions permitted to be taken by holders or Purchasers of Shares and any consents required to be obtained from the same under this Agreement, may be taken or given only by, in the case of consents or actions requiring approval of a Purchaser, by the applicable Purchaser, and in all other cases, except to the extent inconsistent with any explicit provision of this Agreement, only by holders of a majority in interest of the Common Stock.

23.      Publicity.
         ---------
         The Company will not issue any public statement, press release or any other public disclosure listing Purchaser as one of the purchasers of the Shares without Purchaser's prior written consent.

                            [Signature Page Follows]

                          IN WITNESS  WHEREOF,  this Agreement was duly executed
on the 14th day of February, 2000.

                                              IMMUNOMEDICS, INC.

                                               By: /s/ David M. Goldenberg
                                                   -----------------------------
                                                   David M. Goldenberg, M.D.,
                                                   Chairman

                                   Purchasers

  The following is a list of the purchasers whose signatures are on the file.

DCF Capital L.P.                                       75,000
DCF Life Sciences Fund LTD                             25,000
Dresdner RCM Global Investor                          200,000
Franklin Templeton Group                              300,000
Global Lifesciences Fund                              749,375
Aspen Global Life Sciences Fund                           625
JMG Capital                                            75,000
Moore Global Investments, Ltd.                        160,000
Remington Investment Strategies, L.P.                  40,000
Palantir Capital                                      100,000
Beacon Funds                                           75,000
1st New York Securities                                75,000
Westcliff Master Fund L.P.                             40,530
Westcliff Partners L.P.                                33,470
Westcliff Partners SA L.P.                              8,300
Westcliff Long/Short L.P.                               9,940
Westcliff Small Cap Fund L.P.                           7,760
Samuel Lupin, M.D.                                     17,000
F/B/O Arnold M. Lupin IRA                              25,000
Lupin Foundation                                       15,000
Sontag Partners                                        10,000
Robert D. Marcus, M.D.                                 10,000
E. Ralph Lupin, M.D.                                    3,000
Fagey Lupin Fischman                                   10,000
Taylor - Schabelman Group                               5,000
Taylor - Schabelman Group                               5,000
Morton Coleman, M.D.                                  104,000
Robert M. Gelfand, M.D.                                20,000
Mark Pasmentier, M.D.                                   6,000
Mark Goldblatt                                         20,000
Aires Domestic Fund, L.P.                              30,482
Aires Domestic Fund II, L.P.                            5,139
The Aires Master Fund                                  64,379